EXHIBIT 99.5

Unaudited Consolidated Financial Statements

As of December 31, 2001 and for the Year Then Ended

The following pages contain the unaudited consolidated balance sheet of Bio-Rad Laboratories, Inc. and subsidiaries as of December 31, 2001, and the related unaudited consolidated statements of income, cash flows and changes in stockholders’ equity the year then ended.

The accompanying unaudited 2001 consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

The unaudited consolidated financial statements of the Company for the year ended December 31, 2001 were derived from consolidated financial statements which were audited by Arthur Andersen LLP. Those auditors expressed an unqualified opinion on the 2001 financial statements in their report dated February 4, 2002 (February 6, 2002, as to a subsequent event). Arthur Andersen LLP has since ceased operations. The December 31, 2001 consolidated financial statements have been revised to reflect the result of operations of a component as a discontinued operation.

BIO-RAD LABORATORIES, INC.

CONSOLIDATED BALANCE SHEET

(in thousands)

(Unaudited)

December 31, 2001
Assets
Current Assets:
Cash and cash equivalents	$47,129
Accounts receivable, less allowance of $11,509	194,400
Inventories:
Raw materials	33,488
Work in process	28,715
Finished goods	76,976

Total inventories	139,179

Deferred tax assets	27,537
Prepaid expenses and other current assets	22,583

Total current assets	430,828

Property, Plant and Equipment:
Land and improvements	9,658
Buildings and leasehold improvements	75,231
Equipment	191,284

Total property, plant and equipment	276,173
Accumulated depreciation	(143,199)

Net property, plant and equipment	132,974

Goodwill, net of accumulated amortization of $21,736	77,703
Other Assets	42,523

Total Assets	$684,028

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$64,903
Accrued payroll and employee benefits	58,434
Notes payable	4,211
Current maturities of long-term debt	5,720
Sales, income and other taxes payable	18,633
Other current liabilities	47,205

Total current liabilities	199,106
Long-Term Debt, net of current maturities	188,423
Deferred Tax Liabilities	12,622

Total liabilities	400,151

Stockholders’ Equity:
Preferred stock, $0.0001 par value, 7,500,000 shares authorized; none outstanding	—
Class A common stock, $0.0001 par value, 50,000,000 shares authorized; 20,166,636 outstanding	2
Class B common stock, $0.0001 par value, 20,000,000 shares authorized; 4,826,562 outstanding	—
Additional paid-in capital	32,171
Class A treasury stock, 161,336 shares at cost	(1,863)
Retained earnings	276,554
Accumulated other comprehensive loss:
Currency translation and other	(22,987)

Total stockholders’ equity	283,877

Total Liabilities and Stockholders’ Equity	$684,028

The accompanying notes are an integral part of these statements.

BIO-RAD LABORATORIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(Unaudited)

Year Ended December 31, 2001
Net sales	$789,639
Cost of good sold	345,964

Gross profit	443,675
Selling, general and administrative expense	257,684
Product research and development expense	73,922
Goodwill amortization	7,746
Loss on divestitures	5,150
Interest expense	24,088
Foreign exchange losses	2,097
Other expense, net	10,031

Income from continuing operations before taxes	62,957
Provision for income taxes	(20,132)

Income from continuing operations	42,825
Income from discontinued operations (net of tax of $658)	1,354

Net income	$44,179

Basic earnings per share:
Continuing operations	$1.74
Discontinued operations	0.05

Net income	$1.79

Weighted average common shares	24,648

Diluted earnings per share:
Continuing operations	$1.68
Discontinued operations	0.06

Net income	$1.74

Weighted average common shares	25,442

The accompanying notes are an integral part of these statements.

BIO-RAD LABORATORIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

Year Ended December 31, 2001
Cash flows from operating activities:
Cash received from customers	$759,309
Cash paid to suppliers and employees	(639,714)
Interest paid	(22,064)
Income tax payments	(5,253)
Miscellaneous receipts	5,248
Discontinued operations	2,012

Net cash provided by operating activities	99,538

Cash flows from investing activities:
Capital expenditures, net	(43,228)
Payments for acquisitions and investments	(4,650)
Purchases of marketable securities and investments	(567)
Sales of marketable securities and investments	497
Foreign currency hedges, net	410

Net cash used in investing activities	(47,538)

Cash flows from financing activities:
Net payments on notes payable	(1,884)
Long-term borrowings	74,250
Payments on long-term debt	(97,209)
Proceeds from issuance of common stock	532
Purchase of treasury stock	(261)
Reissuance of treasury stock	4,367

Net cash used in financing activities	(20,205)

Effect of exchange rate changes on cash	1,380

Net increase in cash and cash equivalents	33,175
Cash and cash equivalents at beginning of year	13,954

Cash and cash equivalents at end of year	$47,129

The accompanying notes are an integral part of these statements.

BIO-RAD LABORATORIES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN

STOCKHOLDERS’ EQUITY

(in thousands)

(Unaudited)

Year Ended December 31, 2001
Common Stock, $0.0001 par value:
Balance at beginning of year	$2
Issuance of common stock	—

Balance at end of year	2

Additional Paid-In Capital:
Balance at beginning of year	31,596
Issuance of common stock	532
Tax benefit from exercise of stock options	43

Balance at end of year	32,171

Treasury Stock:
Balance at beginning of year	(5,415)
Purchase of treasury stock	(261)
Reissuance of treasury stock	3,813

Balance at end of year	(1,863)

Retained Earnings:
Balance at beginning of year	231,821
Net income	44,179
Reissuance of treasury stock at more than cost	554

Balance at end of year	276,554

Accumulated Other Comprehensive Income (Loss):
Balance at beginning of year	(13,386)
Other comprehensive loss	(9,601)

Balance at end of year	(22,987)

Total Stockholders’ Equity	$283,877

Comprehensive Income, net of tax:
Net income	$44,179
Currency translation adjustments	(9,458)
Net unrealized holding losses	(12)
Reclassification adjustments for gains included in net income	(131)

Total Comprehensive Income	$34,578

The accompanying notes are an integral part of these statements.

BIO-RAD LABORATORIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The consolidated financial statements include the accounts of Bio-Rad Laboratories, Inc. and all subsidiaries (Bio-Rad or the Company) after elimination of intercompany balances and transactions. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Changes in such estimates may affect amounts reported in the future.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of cash and highly liquid investments with original maturities of three months or less which are readily convertible into cash. Cash equivalents are stated at cost, which approximates fair market value.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade accounts receivable. The Company performs credit evaluation procedures and with the exception of certain developing countries, generally does not require collateral. As a result of increased risk in these countries, some Bio-Rad sales are subject to collateral letters of credit. Credit risk is limited due to the large number of customers and their dispersion across many geographic areas. However, a significant amount of trade receivables are with national healthcare systems in countries within the European Economic Community. The Company does not currently anticipate a credit risk associated with these receivables.

INVENTORY VALUATION

Inventories are valued at the lower of average cost or market and include material, labor and overhead costs. Management periodically reviews the need for an inventory obsolescence reserve. In evaluating this reserve, technology changes, competition, customer demand and manufacturing quality are considered.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are carried at historical cost. Included in property, plant and equipment is reagent rental equipment. The Company provides these instruments to its customers for use with the Company’s reagents.

Depreciation is computed on a straight-line basis over the estimated useful lives of the assets. Buildings and leasehold improvements are amortized over 15-30 years or the lives of the leases or improvements, whichever is shorter. Equipment is depreciated over 3-12 years.

GOODWILL

Goodwill, representing the excess of the cost over the net tangible and identifiable intangible assets of acquired businesses, is stated at cost and through December 31, 2001 has been amortized on a straight-line basis over the estimated future periods to be benefited, typically ten to fifteen years. Goodwill, other intangibles and other long-lived assets are periodically reviewed for impairment whenever events or changes in circumstances

BIO-RAD LABORATORIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

indicate that the carrying amount of an asset may not be recoverable. Beginning January 1, 2002, the Company will adopt Statement of Financial Accounting Standards 142, “Goodwill and Other Intangible Assets” which provides that goodwill is no longer subject to amortization over its useful life. Goodwill will be subject to an annual assessment for impairment applying a fair-value based test.

INCOME TAXES

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between carrying amounts and tax bases of assets and liabilities.

REVENUE RECOGNITION AND WARRANTY

Bio-Rad recognizes revenues when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectibility is probable. Generally, these criteria are met at the time product is shipped. Provision is made at the time the related revenue is recognized for estimated product returns and other offerings which may occur under programs the Company has with its customers.

The Company warrants certain equipment against defects in design, materials and workmanship, generally for one year. Upon shipment of equipment sold which includes a warranty, the Company establishes, as part of cost of goods sold, a provision for the expected costs of such warranty.

SHIPPING AND HANDLING

Pursuant to Financial Accounting Standards Board Emerging Issues Task Force Issue No. 00-10, “Accounting for Shipping and Handling Fees and Costs,” the Company classifies all freight billed to customers as net sales. Related freight costs are included in cost of goods sold.

RESEARCH AND DEVELOPMENT

Internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved.

FOREIGN CURRENCY TRANSLATION

Balance sheet accounts of international subsidiaries are translated at the current exchange rate as of the end of the accounting period. Income statement items are translated at average exchange rates. The resulting translation adjustment is recorded as a separate component of stockholders’ equity.

FORWARD EXCHANGE CONTRACTS

The Company does not use derivative financial instruments for speculative or trading purposes. As part of distributing its products, the Company regularly enters into intercompany transactions. The Company enters into forward foreign exchange contracts to hedge against future movements in foreign exchange rates that affect foreign currency denominated intercompany receivables and payables. In accordance with Statement of Financial Accounting Standards 133 “Accounting for Derivative Instruments and Hedging Activities,” the Company does not seek hedge accounting treatment for these contracts. As a result, these contracts, generally with maturity dates of 90 days or less and related primarily to currencies of industrial countries, are marked to market at each

BIO-RAD LABORATORIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

balance sheet date. The resulting gains or losses are included in other income and expense and offset exchange losses or gains on the related receivables and payables. Exchange gains and losses on these contracts are net of premiums and discounts which result from interest rate differentials between the U.S. and the countries of the currencies being traded. The cash flows related to these contracts are classified as cash flows from investing activities in the Statement of Cash Flows.

STOCK COMPENSATION PLANS

Stock-based compensation is recognized using the intrinsic value method. For disclosure purposes, pro forma net income and earnings per share are provided as if the fair value method had been applied.

EARNINGS PER SHARE

Basic earnings per share are calculated on the basis of the weighted average number of common shares outstanding for each period. Diluted earnings per share are calculated assuming the exercise of certain stock options. Treasury stock is not considered outstanding for purposes of calculating weighted average shares.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value of financial instruments has been determined using available market information or other appropriate valuation methodologies. Estimates are not necessarily indicative of the amounts that could be realized in a current market exchange as considerable judgment is required in interpreting market data used to develop estimates of fair value. The use of different market assumptions or estimation techniques could have a material effect on the estimated fair value amounts.

The estimated fair value of Bio-Rad’s financial instruments were as follows (in millions):

	Year Ended December 31, 2001
	Carrying Amount	Fair Value
Notes receivable and other	$41.1	$40.9
Total Long-Term Debt	$194.1	$201.0

Other Assets include financial instruments (e.g., notes receivable) that have fair values based on discounted cash flows, market quotations, and other appropriate valuation techniques. Long-term debt has an estimated fair value based on quoted market prices for the same or similar issues.

For certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, marketable securities, notes payable, accounts payable, and forward exchange contracts, the carrying amounts approximate fair value.

2. ACQUISITIONS

In July 2001, the Company acquired all the outstanding shares of Helix, Inc., a manufacturer of diagnostic products for the autoimmune market. The business combination was recorded using the purchase method in accordance with Statement of Financial Accounting Standards 141, “Business Combinations.” The acquisition cost was not material but did include a premium in excess of the net assets acquired.

BIO-RAD LABORATORIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

3. DIVESTITURES

In October 2001, the Company sold the assets and certain liabilities of the Company’s spectroscopy business to Digilab LLC. As a result, the Company recorded a $4.5 million non-cash pre-tax charge reflecting the estimated impact of its intent to sell the spectroscopy instrument business and the company had a write-down of $0.7 million on the value of a related production facility.

4. INVESTMENT IN AFFILIATES

In December 1997, Bio-Rad began investing in Instrumentation Laboratory, S.p.A. (IL), an Italian based clinical diagnostics company. At December 31, 2001, Bio-Rad held approximately 13% of the outstanding stock of IL. A privately held company based in Spain controls approximately 84% of the outstanding stock of IL.

In April 2001, IL offered 46.5 million newly issued ordinary shares at 1.29 Euros per share ($1.16) to all registered shareholders. No shareholders other than the controlling shareholder subscribed. In consideration for the new shares, the controlling shareholder relieved IL of 60 million Euros of debt. In December 2001, the controlling shareholder offered to purchase for cash certain American Depository Shares (ADS) of IL for $0.50 per ADS. This tender offer was issued in an attempt to remove IL as a Securities and Exchange Commission (SEC) registrant. The tender offer did not result in the removal of IL as a SEC registrant. The most recently filed financial statements for IL are as of November 30, 2000.

As a result of its interest in IL, the Company has had certain discussions with IL management.

Based on a combination of many factors, including the lack of current financial information and IL’s continued losses, the Company has determined that its investment has been permanently impaired. As such, the Company valued its investment in IL at $9.5 million as of December 31, 2001. Although management believes that this investment is realizable, there is a possibility that future events may cause further impairment of this investment.

5. NOTES PAYABLE AND LONG-TERM DEBT

Notes payable include local credit lines maintained by the Company’s subsidiaries aggregating approximately $25.3 million, of which $21.1 million was unused at December 31, 2001. The weighted average interest rate on these lines was 5.43% at December 31, 2001. The Company guarantees most of these credit lines.

The principal components of Long-Term Debt are as follows (in millions):

Year Ended December 31, 2001
Senior Credit Agreement:
Term loan	$42.5
Revolving credit facility	—
Senior Subordinated Notes	148.7
Other debt	1.6
Capitalized leases	1.3

194.1
Less current maturities	5.7

Long-Term Debt	$188.4

BIO-RAD LABORATORIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The term loan and revolving facility are secured by an interest in the Company’s assets through September 2004. Interest on both loans is based upon either the Eurodollar, the Federal Funds effective or corporate based (prime) rate. The term loan interest rate was 3.54% at December 31, 2001. The interest rate on the revolving facility at December 31, 2001 was 5.00%. A commitment fee ranging from .25% to .50% annually is charged on the daily unused portion of the revolving credit facility.

The Company sold $150.0 million aggregate principal amount of Senior Subordinated Notes due in 2007 under an indenture dated February 17, 2000. The notes were offered at 98.832% of par and pay a fixed rate of interest of 11.625% per year. The notes may be redeemed after February 14, 2004 and before February 15, 2005 in whole or part at a redemption price of 105.813%; for the interim period to February 15, 2006 at 102.906%; thereafter at 100%. The Company’s obligations under the notes are not secured and rank junior to all the Company’s existing and future senior debt.

The Senior Credit Agreement (including amendments) and the Senior Subordinated Notes require the Company, among other things, to comply with certain financial ratios and covenants. The Company was in compliance with all financial ratios as of December 31, 2001. These agreements also contain certain other restrictions, including limitations on payments of cash dividends, sales of assets, incurrence of indebtedness, the creation of liens, making certain investments and engaging in sale/leaseback transactions.

Maturities of long-term debt at December 31, 2001, are as follows: 2002—$5.7 million; 2003—$18.6 million; 2004—$21.1 million; 2005—$0; 2006—$0; thereafter—$148.7 million.

6. INCOME TAXES

The U.S. and international components of income from continuing operations before taxes are as follows (in millions):

Year Ended December 31, 2001
U.S.	$(5.6)
International	68.6

Income from continuing operations before taxes	$63.0

The provision for income taxes consists of (in millions):

Year Ended December 31, 2001
Current:
U.S. Federal	$2.5
International	23.3
U.S. State	0.4

26.2
Deferred	(6.1)

Provision for income taxes	$20.1

BIO-RAD LABORATORIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company’s income tax provision differs from the amount computed by applying the U.S. federal statutory rate to income from continuing operations before taxes as follows:

Year Ended December 31, 2001
U.S. statutory tax rate	35%
State taxes, net of federal income tax benefit	(1)
Foreign Sales Corporation tax benefit	(4)
Difference between U.S. and foreign tax rates (net of foreign tax credits)	(10)
Loss carryforwards utilized	(1)
Amortization of goodwill	4
Foreign losses not benefited	1
Capital loss not benefited	5
Increase in tax reserves	3

Provision for income taxes	32%

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets and liabilities are as follows (in millions):

Year Ended December 31, 2001
Deferred Tax Assets:
Reserves for obsolete inventory, warranty and bad debts	$11.7
Elimination of intercompany profit	5.8
Tax benefit of foreign loss carryforwards	7.1
Basis difference in investment	3.1
State tax credit carryforward	4.5
Other	12.6

44.8
Valuation allowance	(17.3)

Deferred Tax Assets	$27.5

Deferred Tax Liabilities:
Deferred gain on condemnation	$3.9
Depreciation	2.5
Development cost of Hercules facility	1.5
Other	4.7

Deferred Tax Liabilities	$12.6

At December 31, 2001, Bio-Rad’s international subsidiaries had combined net operating loss carryforwards of $19.9 million. A portion of these loss carryforwards will expire in the following years: 2002—$0.5 million; and 2005—$0.3 million. The remainder of these loss carryforwards have no expiration date. The utilization of these carryforwards is limited to the separate taxable income of each individual subsidiary.

BIO-RAD LABORATORIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The valuation allowance is needed to reduce the deferred tax assets to an amount that is more likely than not to be realized. The net change in the valuation allowance in 2001 was an increase of $0.3 million. Utilization of carryforwards acquired as part of the acquisition of PSD which were not valued at the acquisition date adjusted the recorded goodwill by approximately $3.7 million for 2001.

Bio-Rad does not provide for taxes which would be payable if the cumulative undistributed earnings of its international subsidiaries, approximately $79.3 million at December 31, 2001, were remitted to the U.S. parent company. Unless it becomes advantageous for tax or foreign exchange reasons to remit a subsidiary’s earnings, such earnings are indefinitely reinvested in subsidiary operations. The withholding tax and U.S. federal income taxes on these earnings, if remitted, would in large part be offset by tax credits.

7. STOCKHOLDERS’ EQUITY

SUBSEQUENT EVENTS

At a special shareholders’ meeting held on February 4, 2002, the shareholders voted to reduce the par value of common stock and preferred stock from $1.00 per share to $.0001 per share and to increase the number of authorized shares of capital stock from 23,300,000 to 77,500,000 shares. An adjustment was made in the Company’s stockholders’ equity section to reflect the reduction of par value by increasing paid-in capital. Class A common shares authorized were increased from 15,000,000 shares to 50,000,000 shares and Class B common shares authorized were increased from 6,000,000 to 20,000,000. Authorized shares of preferred stock were increased from 2,300,000 to 7,500,000.

On February 6, 2002, the Company’s Board of Directors authorized a two-for-one stock split effected in the form of a 100% stock dividend. As a result of the stock split, the accompanying financial statements reflect an increase in the number of outstanding shares of common stock and the transfer of the par value of these shares from paid-in capital. All share and per share amounts have been restated to reflect the retroactive effect of the stock split.

STOCK CLASSIFICATION

The Company’s outstanding stock consists of Class A Common Stock (Class A) and Class B Common Stock (Class B). Each share of Class A and Class B participates equally in the earnings of Bio-Rad, and is identical in most respects except that Class A has limited voting rights. Each share of Class A is entitled to one-tenth of a vote on most matters, and each share of Class B is entitled to one vote. Additionally, Class A stockholders are entitled to elect 25% of the Board of Directors and Class B stockholders are entitled to elect the balance of the directors. Cash dividends may be paid on Class A shares without paying a cash dividend on Class B shares but no cash dividend may be paid on Class B shares unless at least an equal cash dividend is paid on Class A shares. Class B shares are convertible at any time into Class A shares on a one-for-one basis at the option of the stockholder.

8. STOCK OPTION AND PURCHASE PLANS

STOCK OPTION PLANS

Bio-Rad maintains incentive and non-qualified stock option plans for officers and certain other key employees. No stock options have been issued to non-employees. Under the Amended 1994 Stock Option Plan (the Plan), the Company may grant options to its employees for up to 3,550,000 shares of common stock provided that no option shall be granted after March 1, 2004. Under the plans, Class A and Class B options are granted at prices not less than fair market value on the date of grant, are exercisable on a cumulative basis at a rate not greater than 25% per

BIO-RAD LABORATORIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

annum commencing one year after the date of grant. Options granted after January 1, 2001 will vest in increments of 20% over a five-year period on the yearly anniversary date of the grant. No options were granted in 2001.

The Company has made no charge to income with respect to any stock options. At the time options are exercised, the par value of the shares is credited to common stock and the excess is credited to additional paid-in capital. The Company may receive income tax benefits from the exercise of non-qualified stock options and from certain dispositions of stock received by employees under qualified or incentive stock options.

Activity under the plans is summarized below (amounts reported in the Price column represents the weighted average exercise price):

	Year Ended December 31, 2001
	Shares	Price
Outstanding at beginning of year	1,921,778	$11.90
Granted	—	—
Exercised	(287,622)	12.81
Forfeited	(36,385)	10.61
Expired	(25,070)	13.06

Outstanding at end of year	1,572,701	$11.72

Options exercisable at year-end	672,266	$12.60

Weighted average fair value of options granted during the year	$—

The following summarizes information about stock options outstanding at December 31, 2001:

	Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding at 12/31/01	Weighted Average Remaining Contractual Life		Weighted Average Exercise Price	Number Exercisable at 12/31/01	Weighted Average Exercise Price
$ 9.50 - $10.45	220,631	3.77	years	$9.79	91,633	$9.73
$10.75 - $10.75	515,856	8.72		10.75	99,365	10.75
$11.25 - $11.94	521,852	7.53		11.69	204,220	11.56
$12.38 - $17.94	314,362	4.24		14.71	277,048	14.99

	1,572,701	6.73		11.72	672,266	12.60

EMPLOYEE STOCK PURCHASE PLAN

Under the Amended and Restated 1988 Employee Stock Purchase Plan (the Plan), the Company has authorized the sale of 1,490,000 shares of Class A to eligible employees. The purchase price of the shares under the Plan is the lesser of 85% of the fair market value on the first day of each calendar quarter, or 85% of the fair market value on the last day of each calendar quarter. Employees may designate up to 10% of their compensation for the purchase of stock. Under the Plan, the Company sold 88,982 shares for $1.2 million in 2001. At December 31, 2001, 7,545 shares remained authorized under the Plan.

BIO-RAD LABORATORIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The fair value of the employees’ purchase rights since 1995 was estimated using the Black-Scholes model with the following assumptions for 2001: no dividend yield; an expected life of three months; expected volatility ranging from 35% to 57% and risk-free interest rates ranging from 2.36% to 5.68%. The weighted average fair value of those purchase rights granted in 2001 was $4.48.

PRO FORMA DISCLOSURES

If compensation cost for the Company’s stock-based compensation plans had been determined based upon the fair value at grant dates for awards under those plans, the Company’s net income and earnings per share would have been reduced to the pro forma amounts indicated below (in millions, except per share data):

Year Ended December 31, 2001
Net income
As reported	$44.2
Pro forma	$42.9

Diluted earnings per share
As reported	$1.74
Pro forma	$1.69

Since employee stock options vest over several years, and additional grants are likely to be made in the future, the disclosures may not be representative of the effects on reported pro forma net income or earnings per share in future years.

9. EARNINGS PER SHARE

Weighted average shares used for diluted earnings per share include the dilutive effect of outstanding stock options of 794,000 for the year ended December 31, 2001.

There were no anti-dilutive shares for 2001.

10. OTHER INCOME AND EXPENSE

Other expense, net includes the following income and (expense) components (in millions):

Year Ended December 31, 2001
Write-down of investments	(10.9)
Interest income	1.3
Miscellaneous other items	(0.4)

Other expense, net	$(10.0)

BIO-RAD LABORATORIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

11. SUPPLEMENTAL CASH FLOW INFORMATION

The reconciliation of income from continuing operations to net cash provided by operating activities is as follows (in millions):

Year Ended December 31, 2001
Income from continuing operations	$42.8
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation	32.6
Amortization	8.7
Foreign currency hedge transactions, net	(0.4)
Gains on dispositions of marketable securities	(0.2)
Increase in accounts receivable, net	(22.6)
Increase in inventories	(14.0)
Increase in other current assets	(2.8)
Increase in accounts payable and other current liabilities	11.7
Increase in income taxes payable	17.6
Decrease in deferred taxes	(1.7)
Loss on sale of spectroscopy business and write-down of investments	15.4
Other	11.0

Net cash provided by continuing operations	98.1
Discontinued operations	1.4

Net cash provided by operating activities	$99.5

12. COMMITMENTS AND CONTINGENT LIABILITIES

RENTS AND LEASES

Net rental expense under operating leases was $15.8 million in 2001. Leases are principally for facilities and automobiles.

Annual future minimum lease payments at December 31, 2001, under operating leases are as follows: 2002—$12.8 million; 2003—$8.9 million; 2004—$6.2 million; 2005—$4.8 million; 2006—$3.8 million; subsequent to 2006—$5.7 million.

DEFERRED PROFIT SHARING RETIREMENT PLAN

The Company has a profit sharing plan covering substantially all U.S. employees. Contributions are made at the discretion of the Board of Directors. Bio-Rad has no liability other than for the current year’s contribution. Contributions charged to income were $4.7 million in 2001.

BIO-RAD LABORATORIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOREIGN EXCHANGE CONTRACTS

The Company enters into forward foreign exchange contracts as an economic hedge against foreign currency denominated intercompany receivables and payables. At December 31, 2001, the Company had contracts maturing in January through March 2002 to sell foreign currency with a nominal value of $51.3 million and an unrealized loss of $0.5 million. Contracts to purchase foreign currency had a nominal value of $22.7 million and an unrealized loss of $0.3 million.

INSURANCE

The Company carries a deductible for workers’ compensation. Accruals for losses are based on the Company’s claims experience and actuarial assumptions followed in the insurance industry. Actual losses could differ from accrued amounts.

LETTERS OF CREDIT

In the ordinary course of business, the Company is at times required to post letters of credit. These letters of credit are required by certain insurance companies to ensure payments of certain charges. The Company was contingently liable for approximately $2.5 million of standby letters of credit with a bank as of December 31, 2001.

TAXES

Settlement of open tax years, as well as tax issues in other countries where the Company conducts its businesses, is not expected to have a material effect on the consolidated financial position or liquidity of the Company and, in the opinion of management, adequate provision has been made for income and franchise taxes for all years under examination or subject to future examination.

13. LEGAL PROCEEDINGS

The Company is a party to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, the outcome of these claims, legal actions and complaints will not have a material adverse effect on the future results of operations or the financial position of the Company.

14. SEGMENT INFORMATION

Bio-Rad is a multinational manufacturer and worldwide distributor of life science research products and clinical diagnostics products. Bio-Rad has two reportable segments: Life Science and Clinical Diagnostics. These reportable segments are strategic business lines that offer different products and services and require different marketing strategies.

The Life Science segment develops, manufactures, sells and services liquid chromatography, electrophoresis, gene amplification and transformation, imaging and image analysis, nucleic acid sample preparation, industrial microbiology and immunodiagnostics products. These products are sold to university and medical school laboratories, pharmaceutical and biotechnology companies, food testing laboratories and government and industrial research facilities.

The Clinical Diagnostics segment develops, manufactures, sells and services automated test systems, informatics systems, test kits and specialized quality controls for the healthcare market. These products are sold to reference laboratories, hospital laboratories, state newborn screening facilities, physicians office laboratories, and insurance and forensic testing laboratories.

BIO-RAD LABORATORIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The remainder of the Company’s former Analytical Instruments segment is included in other operations. The material product lines of this segment were sold in 2001 (see Note 3).

The accounting policies of the segments are the same as those described in Significant Accounting Policies (see Note 1). Segment profit or loss used for corporate management purposes includes an allocation of corporate expense based upon sales and an allocation of interest expense based upon accounts receivable and inventories. Segments are expected to manage only assets completely under their control. Accordingly, segment assets include primarily accounts receivable, inventories and gross machinery and equipment.

Information regarding industry segments at December 31, 2001 and for the year then ended is as follows (in millions):

	Life Science	Clinical Diagnostics	Other Operations
Segment net sales	$351.3	$417.9	$20.4
Allocated interest expense	$9.3	$14.3	$0.5
Depreciation and amortization	$7.2	$26.2	$0.4
Segment profit (loss)	$70.8	$27.3	$(5.3)
Segment assets	$194.2	$302.2	$3.4
Capital expenditures	$10.0	$23.9	$0.1

Inter-segment sales are included in segment net sales. Inter-segment sales are primarily from Life Science to Clinical Diagnostics and are priced to give Life Science a market representative gross margin. This represents the difference between total segment net sales and consolidated net sales.

The difference between total segment allocated interest expense, depreciation and amortization, and capital expenditures and the corresponding consolidated amounts is attributable to the Company’s corporate headquarters. The following reconciles total segment profit to consolidated income from continuing operations before taxes (in millions):

Year Ended December 31, 2001
Total segment profit	$92.8
Gross profit on inter-segment sales	(1.4)
Other, net	(10.0)
Net corporate operating, interest and other income and expense not allocated to segments	(18.4)

Consolidated income from continuing operations before taxes	$63.0

BIO-RAD LABORATORIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following reconciles total segment assets to consolidated total assets (in millions):

December 31, 2001
Total segment assets	$499.8
Cash and other current assets	97.2
Net property, plant and equipment excluding segment specific gross machinery and equipment	(33.3)
Goodwill	77.7
Other long-term assets	42.6

Total assets	$684.0

The following presents sales to external customers by geographic area based primarily on the location of the use of the product or service (in millions):

Year Ended December 31, 2001
Europe	$334.4
Pacific Rim	118.9
United States	285.5
Other (primarily Canada and Latin America)	50.8

Total net sales	$789.6

The following presents long-lived assets by geographic area based upon the location of the asset (in millions):

Year Ended December 31, 2001
Europe	$25.3
Pacific Rim	6.4
United States	217.0
Other (primarily Canada and Latin America)	4.5

Total long-lived assets	$253.2

15. DISCONTINUED OPERATIONS

On May 31, 2004, the Company sold a group of the Life Science Division’s assets and transferred certain liabilities that comprise a substantial portion of the Company’s confocal microscopy product line to Carl Zeiss Jena GMBH. Proceeds received were $19.8 million and costs included net assets of $5.7 million, lease settlements of $6.7 million and severance, legal and other costs of $1.7 million resulting in a pre-tax gain of $5.7 million. Payments on the lease liabilities will continue until 2008. All other costs should be settled by December 31, 2004.

As required by SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” with this disposition the results of operations for this component for current and prior periods have been reclassified and presented as a separate line on the income statement titled “Discontinued Operations.”

The discontinued operations generated net sales of $27.9 million for the twelve months ended December 31, 2001. The pre-tax operating losses attributable to the discontinued operations for the twelve months ended December 31, 2001 was $2.0 million.